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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



Name of Subsidiary:                            State of Organization:                    Names under which
                                                                                         Subsidiary does
                                                                                         business
--------------------------------------         ----------------------         --------------------------------------
Naturally Niagara Beverage Corporation                Delaware                Naturally Niagara Beverage Corporation